LIMITED POWER OF ATTORNEY

SECTION 16 REPORTING OBLIGATIONS





Know all by these presents that the undersigned hereby makes, constitutes and appoints each of John Schoen, Les Sgnilek, Michelle Henry and Paul Griffin of PCTEL, Inc., (the "Corporation") as the undersigned's true and lawful attorney(s)-in-fact and agents, with full power and authority, on behalf of and in the name, place and stead of the undersigned to complete and execute such Forms 144, Forms 3, 4 and 5, and such other forms as such attorney(s)-in-fact and agents shall in his/her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended),
Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, (collectively, the "Exchange Act") as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such Forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney(s)-in-fact and agents shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney(s)-in-fact and agent(s) shall do or cause to be done by virtue hereof.



This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.



This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to such attorney(s)-in-fact and agent(s).



IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this _16__ day of ____November_______, 2011__.





                                                                        ___/s/
Varda A Goldman______________


Signature



                                                                        ___Varda
A Goldman__________________

                                                                        Printed
Name



State of ___Illinois__________

County of __DuPage__________



On this __16th__ day of ___November___, 2011___, __Varda A.
Goldman________________ personally appeared before me and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.



IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



____/s/ Jennifer D Karrick_______________

Notary Public







____November 30, 2013___________________________

My Commission Expires
           SEAL